EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations
Rob Graham
Microtune, Inc.
972-673-1850
investor@microtune.com

Microtune and Broadcom Settle All Outstanding Litigation

Companies Enter into Settlement Agreement,
And Execute Patent License Agreement

Plano, TX, June 14, 2004 —Microtune®, Inc. (NASDAQ:TUNE) today announced that it has entered into agreements with Broadcom Corporation (NASDAQ: BRCM) to settle all outstanding patent and antitrust litigation between the two companies. Under the terms of the settlement agreement, all outstanding claims in pending litigation will be dismissed with prejudice. The settlement agreement also provides for reciprocal releases covering all asserted and unasserted claims between the parties.

Additionally, Broadcom and Microtune have entered into a separate patent cross-license agreement whereby patents claiming priority prior to the effective date of the license agreement are licensed for the lives of the patents, and subsequently acquired patents that claim priority within the following four years are licensed for ten years. Under the license agreement, all products of Broadcom are licensed under all of Microtune’s patents, and all current products and future analog signal processing products of Microtune are licensed under all of Broadcom’s analog signal processing and related foundational patents.

Both companies expressed satisfaction with the settlement.

- MORE -

About Microtune

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 30 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

Microtune Forward Looking Statements

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings, which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

-END-

Press Contacts:

For Microtune

Kathleen Padula
Microtune, Inc.
972-673-1811
kathleen.padula@microtune.com

Investor Relations

Rob Graham
Microtune, Inc.
972-673-1850
investor@microtune.com

Editor’s Note: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.